                                                                   EXHIBIT 99.13

                          CONSENT OF PROPOSED DIRECTOR

         Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to be named in the Registration Statement on Form S-1, and in all subsequent amendments and post-effective amendments or supplements thereto, including the prospectus contained therein, as a nominee for director of US Airways Group, Inc., a Delaware corporation, and to all references to me in that connection.

                                                /s/ Bruce R. Lakefield
                                                --------------------------------
                                                Name: Bruce R. Lakefield

September 19, 2005